UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

The Carlyle Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, DC	20004-2505
(Address of Principal Executive Offices)	(Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 4, 2021, The Carlyle Group Inc. (“Carlyle”) issued a press release announcing that Carlyle Finance L.L.C. (the “Issuer”), an indirect subsidiary of Carlyle, priced an offering of $400 million aggregate principal amount of the Issuer’s 4.625% subordinated notes due 2061. Carlyle also granted the underwriters an option to purchase up to an additional $60 million aggregate principal amount of notes within 30 days from the date of the final prospectus supplement. The notes are to be fully and unconditionally guaranteed by Carlyle, Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., CG Subsidiary Holdings L.L.C. and Carlyle Holdings III L.P. Carlyle intends to use the net proceeds from the sale of the notes for general corporate purposes. The offering is expected to close on May 11, 2021, subject to customary closing conditions.

The offering is being made pursuant to a registration statement on Form S-3, as amended (Registration No. 333-236397) and a related prospectus, dated February 12, 2020, including the related prospectus supplement dated May 4, 2021 and filed with the Securities and Exchange Commission.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of The Carlyle Group Inc., dated May 4, 2021, relating to the subordinated notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP INC.

Date: May 4, 2021	By:	/s/ Curtis L. Buser
	Name:	Curtis L. Buser
	Title:	Chief Financial Officer